UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

PremierWest Bancorp
 (Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

 503 Airport Road, Medford, Oregon  97504
Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

         On May 4, 2005, PremierWest Bancorp issued a press release announcing that its wholly owned subsidiary PremierWest Bank negotiated a settlement on a loan previously charged off. A copy of the press release is attached as an exhibit to this report.

Item 9.01        Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:
99.1 Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERRWEST BANCORP
(Registrant)

Date:	May 4, 2005	By:	/s/ Tom Anderson
Tom Anderson
Senior Vice President and Chief Financial Officer

Press Release

Additional Information Contact(s):
John Anhorn	Rich Hieb	Tom Anderson
President	Executive Vice President	Senior Vice President
& Chief Executive Officer	& Chief Operating Officer	& Chief Financial Officer
(541) 618-6020	(541) 618-6020	(541) 282-5190
john.anhorn@premierwestbank.com	rich.hieb@premierwestbank.com	tom.anderson@premierwestbank.com

PREMIERWEST RECOVERS $1.5 MILION

Medford, Oregon - May 4, 2005 - PremierWest Bancorp (NASDAQ - PRWT) announced its wholly owned subsidiary PremierWest Bank negotiated a settlement on a loan previously charged off, resulting in the recovery of approximately $1.5 million. The settlement also included a reduction (collection) of approximately $400,000 on a related non-performing loan.

John Anhorn, President & Chief Executive Officer, stated, "As a result of the recovery, which will immediately increase the amount of our allowance for loan losses, we expect a significant decrease in our loan loss provision for the remainder of 2005. The anticipated decline in this expense further supports the Company's earlier announcement that full year earnings are expected to be at the higher end of guidance given for 2005." Anhorn further stated, "We are achieving solid growth in quality credits and I feel comfortable that 2005 full year net income will reach or exceed $11.4 million, even with the added expenses of establishing three new offices this year".

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California. PremierWest offers expanded banking related services through our two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon. PremierWest Investment Services operates in all of the Bank's community-focused market areas.

This report contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in these statements. The forward-looking statements are made pursuant to the safe harbor provisions of Section 21D of the Securities Exchange Act of 1934, as amended. Those forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by the use of the words, "expect to", "plan", "will", "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements, and you should recognize that those statements are effective only as of the date of this release. You should anticipate that our actual performance may vary from those projections, and variations may be material and adverse. You should not rely solely on forward-looking statements in evaluating an investment or prospective investment, and you should consider all uncertainties and risks discussed in the filings of PremierWest Bancorp with the Securities and Exchange Commission ("SEC"). Risks that may cause our results to differ materially and adversely from management's expectations discussed here include: unanticipated additional expenses associated with opening additional facilities; the inability to grow earning assets or the inability to fund loan growth through traditional deposit gathering; as well as general economic conditions in our market area and broader economic changes regionally and nationally, and the effect of bank regulatory changes. PremierWest undertakes no obligation to update any forward-looking statements contained herein.